UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): July 31, 2006

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 CityWest Blvd., Bldg. 3, Suite 500 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 8.01. Other Events

On July 31, 2006, Omega Protein Corporation (the “Company”) issued a news release announcing its support of Virginia Governor’s Timothy Kaine’s proposal for a temporary five-year cap on menhaden caught for industrial purposes in the Chesapeake Bay. The Governor’s proposal would cap the Company’s Chesapeake Bay menhaden harvest at its most recent five-year average (2001 to 2005) of 109,020 metric tons per year. The Governor’s proposal would also allow for a credit whereby any under-harvest in a particular year below the 109,020 metric ton cap would be added to increase the cap for the following year, up to a maximum of 122,740 metric tons per year.

The Company has agreed to support the Governor’s proposal. The Company believes that the proposal should not have any material adverse effect on its operations. The proposed cap would not apply to the Company’s fishing operations in Virginia outside the Chesapeake Bay or in any federal waters (waters beyond three miles from shore). The Company’s Gulf of Mexico operations would also remain unrestricted by this proposal.

The Company understands that the Commonwealth of Virginia will now work with other coastal states to encourage ratification of this new accord by the Atlantic States Marine Fisheries Commission (“ASMFC”). The ASMFC is an inter-state compact formed by 15 Atlantic coastal states which assists in managing and conserving shared coastal resources.

For additional information regarding the Company’s announcement, please refer to the Company’s press release attached to this report as Exhibit 99.1.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this Form 8-K that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the possibility that the Governor’s proposal described above will not be implemented or will not be ratified by the ASMFC, or (2) the possibility that the proposed cap, if implemented, would have a material adverse effect on the Company’s business, financial results or results of operation.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

99.1	Text of Press Release dated July 31, 2006 titled “Omega Protein Announces Support of Governor’s Proposal to Cap Chesapeake Bay Menhaden Harvests”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: July 31, 2006	/s/ John D. Held
John D. Held
Executive Vice President and General Counsel